Optinose Provides Corporate Update on XHANCE Launch and Outlook and Announces Preliminary First Quarter 2024 XHANCE Net Revenue of $14.9 million

Conference Call and Webcast to be held April 25, 2024, at 10:00 a.m. Eastern Time

YARDLEY, Pa., April 25, 2024— Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced corporate updates detailing its commercial plans and expectations for XHANCE® (fluticasone propionate) following the recent FDA approval of a new indication for the treatment of chronic rhinosinusitis without nasal polyps in patients 18 year of age and older. The Company will host an investor call at 10:00 a.m. Eastern Time today to discuss its commercial strategy and financial outlook.

In addition, the Company announced preliminary XHANCE net product revenue of $14.9 million for the three months ended March 31, 2024, representing growth of approximately 26% over the first quarter of 2023.

“The recent FDA approval of XHANCE as the first and only approved drug treatment for chronic sinusitis (CS) is a landmark achievement,” said Ramy Mahmoud, MD, MPH, CEO of Optinose. “Because we plan to leverage our current commercial infrastructure, including 75 sales territories, we expect to need limited incremental spend to effectively reach the estimated 3 million patients with chronic sinusitis who are cared for by ENT and Allergy specialists. To prepare for an effective launch, we have recently optimized our sales alignment towards a chronic sinusitis call target universe and partnered with a specialty pharmacy hub to improve patient and physician office experience and increase prescription fill and reimbursement rates. Based on our market analysis, we believe that our base planned efforts focused on a specialty prescriber audience can grow XHANCE peak year net revenues to more than $300 million and allow Optinose to produce positive income from operations (GAAP) for full year 2025. With incremental investments in the future, we believe the market opportunity could be expanded to over 30 million patients through outreach to the 7 million patients being treated by primary care physicians and by direct-to-consumer activation of the 20 million patients who report suffering from chronic sinusitis symptoms,” he concluded.

Financial Outlook:
XHANCE Net Revenue
The Company expects peak XHANCE net revenues to exceed $300 million based on its     current promotional focus on a specialty audience of mostly ENT and Allergy specialists.

Income from Operations
The Company expects to produce positive income from operations (GAAP) for full year 2025.

Company to Host Conference Call
Members of the Company’s leadership team will host a conference call to discuss corporate updates. The call is scheduled to start at 10:00 a.m. Eastern Time today.

Participants may access the conference call live via webcast by visiting the Investors section of Optinose’s website at http://ir.optinose.com/event-calendar. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a personal PIN that can be used to access the call. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on X and LinkedIn.

About XHANCE
XHANCE is a drug-device combination product that uses the Exhalation Delivery System™ (also referred to as the EDS®) designed to deliver a topical steroid to the high and deep regions of the nasal cavity where sinuses ventilate and drain. XHANCE is approved by the U.S. Food and Drug Administration for both the treatment of chronic rhinosinusitis without nasal polyps (also called chronic sinusitis) and chronic rhinosinusitis with nasal polyps (also called nasal polyps) in patients 18 years of age or older.

IMPORTANT SAFETY INFORMATION
CONTRAINDICATIONS: Hypersensitivity to any ingredient in XHANCE.
WARNINGS AND PRECAUTIONS:
•Local nasal adverse reactions, including epistaxis, erosion, ulceration, septal perforation, Candida albicans infection, and impaired wound healing, can occur. Monitor patients periodically for signs of possible changes on the nasal mucosa. Avoid use in patients with recent nasal ulcerations, nasal surgery, or nasal trauma until healing has occurred.
•Glaucoma and cataracts may occur with long-term use. Consider referral to an ophthalmologist in patients who develop ocular symptoms or use XHANCE long-term.
•Hypersensitivity reactions (e.g., anaphylaxis, angioedema, urticaria, contact dermatitis, rash, hypotension, and bronchospasm) have been reported after administration of fluticasone propionate. Discontinue XHANCE if such reactions occur.
•Immunosuppression and infections can occur, including potential increased susceptibility to or worsening of infections (e.g., existing tuberculosis; fungal, bacterial, viral, or parasitic infection; ocular herpes simplex). Use with caution in patients with these infections. More serious or even fatal course of chickenpox or measles can occur in susceptible patients.
•Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage in susceptible individuals. If such changes occur, discontinue XHANCE slowly.
•Assess for decrease in bone mineral density initially and periodically thereafter.

ADVERSE REACTIONS:
•Chronic rhinosinusitis without nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, headache, and nasopharyngitis.
•Chronic rhinosinusitis with nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, nasal septal ulceration, nasopharyngitis, nasal mucosal erythema, nasal mucosal ulcerations, nasal congestion, acute sinusitis, nasal septal erythema, headache, and pharyngitis.

DRUG INTERACTIONS: Strong cytochrome P450 3A4 inhibitors (e.g., ritonavir, ketoconazole): Use not recommended. May increase risk of systemic corticosteroid effects.

USE IN SPECIFIC POPULATIONS: Hepatic impairment. Monitor patients for signs of increased drug exposure.

Please see full Prescribing Information, including Instructions for Use

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the potential benefits of XHANCE for the treatment of chronic sinusitis (also referred to as "chronic rhinosinusitis" and "chronic rhinosinusitis without nasal polyps"); the Company’s commercial plans and expectations for XHANCE; preliminary XHANCE net revenue for the three months ended March 31, 2024; the Company’s expectation that with only limited incremental spend it can effectively reach the estimated 3 million patients with chronic sinusitis who are cared for by ENT and Allergy specialists; potential market expansion opportunities; the Company’s expectation that it will produce positive income from operations (GAAP) for full year 2025; the Company’s expectation that its base planned efforts focused on a specialty prescriber audience can grow XHANCE peak year net revenues to more than $300 million; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives, strategies and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the potential for preliminary XHANCE net product revenue for the three months ended March 31, 2024 to change in connection with the finalization of the Company’s financial results for such period and review by the Company’s independent registered public accounting firm; physician and patient acceptance of XHANCE for its new indication; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (including for its new indication); the prevalence of chronic sinusitis and market opportunities for XHANCE may be smaller than expected; the Company’s ability to efficiently generate XHANCE prescriptions and net revenues; unexpected costs and expenses; the ability to cost-effectively activate XHANCE patients through direct-to-consumer promotion; the Company's ability to achieve its financial outlook; potential for varying interpretation of the clinical trial results of XHANCE; the Company’s ability to comply with the covenants and other terms of the Amended and Restated Pharmakon Note Purchase Agreement; the Company's

ability to continue as a going concern; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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